Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
RESTORE MEDICAL, INC.
Pursuant to Sections 242 and 245
of the General Corporation Law
of the State of Delaware
     Restore Medical, Inc., a Delaware corporation (the “corporation”), does hereby certify that this Amended and Restated Certificate of Incorporation of Restore Medical, Inc. was adopted in accordance with the Sections 242 and 245 of the General Corporation Law of the State of Delaware and that the corporation’s original Certificate of Incorporation was filed with the Delaware Secretary of State on April 8, 2004.
     To form a Delaware business corporation under and pursuant to the Delaware General Corporation Law of the State of Delaware (“Delaware General Corporation Law”), the following certificate of incorporation (the “Certificate”) is adopted:
ARTICLE I
     The name of the corporation is “Restore Medical, Inc.”
ARTICLE II
     The address of the registered office of the corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.
ARTICLE III
     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
ARTICLE IV
     A. Authorization of Stock. The aggregate number of authorized shares of the corporation is 41,215,000 shares. The total number of shares of common stock authorized to be issued is 23,500,000, par value $.01 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is 17,715,000, par value $.01 per share (the “Preferred Stock”), of which 775,000 are designated as “Series A Preferred Stock,” 4,500,000 shares are designated as “Series B Preferred Stock,” 9,500,000 shares are designated as “Series C Preferred Stock” and 2,940,000 shares are designated as “Series C-1 Preferred Stock.” Unless otherwise designated in this Certificate or by the Board of Directors, all issued shares shall be deemed Common Stock with equal rights and preferences.
     B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).
     1. Dividend Provisions
     (a) The holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series A Preferred Stock, Series B Preferred Stock or Common Stock of this corporation, at the Series C/C-1 Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series C Preferred Stock and Series C-1 Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the shares of Series C Preferred Stock then outstanding, voting as a separate series (in the case of a waiver with respect to any dividend preference on shares of Series C Preferred Stock), and the holders of a majority of the shares of Series C-1 Preferred Stock then outstanding, voting as a separate series (in the case of a waiver with respect to any dividend preference on shares of Series C-1 Preferred Stock). For purposes of this subsection 1(a), “Series C/C-1 Dividend Rate” shall mean $0.2096 per annum for each share of Series C Preferred Stock and Series C-1 Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).
     (b) After payment of the dividends provided for in subsection 1(a), the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the Series A/B Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Series A Preferred Stock and Series B Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis). For purposes of this subsection 1(b), “Series A/B Dividend Rate” shall mean (i) $0.08 per annum for each share of Series A Preferred Stock and (ii) $0.24 per annum for each share of Series B Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).
     (c) After payment of the dividends provided for in subsections 1(a) and 1(b), dividends shall be payable on the Preferred Stock out of funds legally available for the declaration of dividends, when, as and if declared by the Board of Directors and shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at then effective conversion rate for each series of Preferred Stock.
     2. Liquidation Preference.
     (a) In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the proceeds of such Liquidation Event (the “Proceeds”) to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to 200% of the Series C Original Issue Price (as defined below), plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). The “Series C Original Issue Price” shall mean $2.62 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).
     (b) Upon the completion of the distribution required by subsection (a) of this Section 2, the holders of Series C-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to 200% of the Series C-1 Original Issue Price (as defined below), plus declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution after payment of any amounts under subsection (a) shall be distributed ratably among the holders of Series C-1 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (b). The “Series C-1 Original Issue Price” shall mean $2.62 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).
     (c) Upon the completion of the distributions required by subsections (a) and (b) of this Section 2, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (i) in the case of Series A Preferred Stock, an amount per share equal to the Series A Original Issue Price (as defined below) for each outstanding share of Series A Preferred Stock, plus declared but unpaid dividends on such share, and (ii) in the case of Series B Preferred Stock, an amount per share equal to the Series B Original Issue Price (as defined below) for each outstanding share of Series B Preferred Stock, plus declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution after payment of any amounts under subsections (a) and (b) shall be distributed ratably among the holders of Series A Preferred Stock and Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (c). The “Series A Original Issue Price” shall be equal to $1.00 per share and the “Series B Original Issue Price” shall be equal to $3.00 per share (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).
     (d) Upon the completion of the distributions required by subsections (a), (b) and (c) of this Section 2, the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock at the then applicable conversion rate) until the holders of Series A Preferred Stock shall have received the Series A Participation Cap (as defined below), the holders of Series B Preferred Stock shall have received the Series B Participation Cap (as defined below), the holders of Series C Preferred Stock shall have received the Series C Participation Cap (as defined below) and the holders of Series C-1 Preferred Stock shall have received the Series C-1 Participation Cap (as defined below); thereafter, if Proceeds remain, the holders of Common Stock of this corporation shall receive all of the remaining Proceeds legally available for distribution pro rata based on the number of shares of Common Stock held by each. The “Series A Participation Cap” shall mean $3.00 per share for the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), which includes amounts paid pursuant to subsection (c) of this Section 2. The “Series B Participation Cap” shall mean $9.00 per share for the Series B Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), which includes amounts paid pursuant to subsection (c) of this Section 2. The “Series C Participation Cap” shall mean $7.86 per share for the Series C Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), which includes amounts paid pursuant to subsection (a) of this Section 2. The “Series C-1 Participation Cap” shall mean $7.86 per share for the Series C-1 Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock), which includes amounts paid pursuant to subsection (b) of this Section 2.
     (e) Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of

Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.
     (f) (i) For purposes of this Section 2 and Section 6, a “Liquidation Event” shall include (A) the closing of the sale, transfer, exclusive licensing or other disposition of all or substantially all of this corporation’s assets or intellectual property, (B) the consummation of the merger or consolidation of this corporation with or into another entity (except a merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation (each a “Pre-Merger Stockholder”) continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity; provided that if as a result of a merger or consolidation, a single Pre-Merger Stockholder together with its affiliates owns at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity, such merger or consolidation shall be a Liquidation Event), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will have substantially similar series and classes of shares with the same terms as existed immediately prior to such transaction and be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. Notwithstanding the prior sentence, neither the sale of shares of Series C Preferred Stock in a financing transaction nor the conversion of outstanding debt into shares of Series C-1 Preferred Stock shall be deemed a “Liquidation Event.”
          (ii) In any Liquidation Event, if Proceeds received by this corporation or its stockholders are other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:
               (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:
                         (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;
                         (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty(20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

                         (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
                  (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and (1) the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, and (2) the holders of a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
                  (C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event may be superceded by any determination of such value set forth in the definitive agreements governing such Liquidation Event (to which the holders of at least a majority of the then outstanding shares of Series C Preferred Stock must be parties).
          (iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:
                  (A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or
                  (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(f)(iv) hereof.
          (iv) This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the Delaware General Corporation Law, such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

     3. Redemption. The Preferred Stock is not redeemable at the option of the holder thereof.
     4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
     (a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price, Series B Original Issue Price, Series C Original Issue Price, and Series C-1 Original Issue Price (plus all declared but unpaid dividends on each such share), as the case may be, by the applicable Conversion Price for such series (the conversion rate for a series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Conversion Price per share as of January 28, 2004 for the Series C Preferred Stock and Series C-1 Preferred Stock shall be the Original Issue Price applicable to such series. The Conversion Price per share as of January 28, 2004 for the Series A Preferred Stock shall be $0.898 and the Conversion Price per share as of January 28, 2004 for the Series B Preferred Stock shall be $2.6571; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).
     (b) Automatic Conversion.
          (i) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.86 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) which results in gross proceeds to the corporation of at least $20,000,000 in the aggregate after deducting underwriting commission and expenses (a “Qualified Public Offering”) and (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C Preferred Stock not held by MPM Capital or any of its affiliates or their respective transferees (voting together as a single class, and on an as-converted basis) (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).
          (ii) Each share of Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) this corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.86 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) which results in gross proceeds to the corporation of at least $20,000,000 in the aggregate after deducting underwriting commission and expenses (a “Qualified Public Offering”) and (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).
     (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with the automatic conversion provisions of subsection 4(b)(I)(ii) or subsection 4(b)(II)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.
     (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:
          (i) (A) If this corporation shall issue, on or after January 28, 2004, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be number of shares of Common Stock

Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.
                  (B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.
                  (C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
                  (D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.
                  (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor.
                           (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.
                           (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).
                           (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
                           (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
                           (5) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).
          (ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after January 28, 2004 other than:
                  (A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;
                  (B) Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by this corporation’s Board of Directors;

                  (C) Common Stock issued pursuant to a Qualified Public Offering;
                  (D) Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on January 28, 2004;
                  (E) Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;
                  (F) Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d);
                  (G) the issuance of shares of Series C Preferred Stock and Series C-1 Preferred Stock (and the Common Stock issuable upon conversion thereof) and/or warrants to purchase shares of Series C Preferred Stock pursuant to that certain Series C and Series C-1 Preferred Stock and Warrant Purchase Agreement entered into by the corporation and certain third parties as of January 28, 2004, a copy of which will be provided to each stockholder of the corporation upon written request therefor;
                  (H) the issuance of shares of Series C-1 Preferred Stock (and the Common Stock issuable upon conversion thereof) pursuant to warrants outstanding on January 28, 2004 which by their terms will convert into warrants to purchase shares of Series C-1 Preferred Stock; or
                  (I) the issuance of warrants to purchase up to an aggregate of 200,000 shares of Series C-1 Preferred Stock with a per share exercise price equal to at least the fair market value as of the date of issue, as determined in good faith by the corporation’s Board of Directors (“Permitted Financing Warrants”) (and the Common Stock issuable upon exercise thereof) in connection with the incurrence of indebtedness for money borrowed up to an aggregate of $5,000,000 from recognized commercial lending institutions (“Permitted Debt Financing”).
          (iii) In the event this corporation should at any time or from time to time after January 28, 2004 fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.
          (iv) If the number of shares of Common Stock outstanding at any time after January 28, 2004 is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.
     (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.
     (f) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.
     (g) No Impairment. This corporation will not, without the appropriate vote of the stockholders under the Delaware General Corporation Law or Section 6 of this Article IV(B), by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.
     (h) No Fractional Shares and Certificate as to Adjustments.

          (i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and the corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.
          (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.
     (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.
     (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.
     (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

     (l) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Preferred Stock. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.
     (m) Pay-to-Play; Special Mandatory Conversion.
          (i) At any time following January 28, 2004, if (a) the holders of shares of Preferred Stock, including each such holder’s affiliates (collectively, the “Pay-to-Play Holders”), are entitled to exercise the right of first offer (the “Right of First Offer”) set forth in Section 2.4 of the Investors’ Rights Agreement, dated as of January 28, 2004, by and among this corporation and certain stockholders, as amended from time to time (the “Rights Agreement”) (a copy of which will be provided to each stockholder of the corporation upon written request therefor), with respect to an equity financing of this corporation in which this corporation issues equity securities at a price per share that is equal to or less than the then-applicable Conversion Price of the Series C Preferred Stock or Series C-1 Preferred Stock (the “Pay-to-Play Financing”), (b) this corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Offer with respect to such Pay-to-Play Financing, and this corporation thereafter proceeds to consummate the Pay-to-Play Financing, and (c) a Pay-to-Play Holder (a “Non-Participating Holder”) does not purchase at least his, her or its Pro Rata Share (as defined below) offered in such Pay-to-Play Financing (a “Mandatory Offering”), then all of such Non-Participating Holder’s shares of Preferred Stock shall automatically and without further action on the part of such Non-Participating Holder be converted (a “Special Mandatory Conversion”), using the applicable Conversion Rate in effect for each series of Preferred Stock immediately prior to the initial closing of the Pay-to-Play Financing, effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the “Mandatory Offering Date”) into such number of shares of Common Stock; provided, however, that no such conversion shall occur in connection with a particular Pay-to-Play Financing if, pursuant to the written request of the corporation, which request must have been previously approved in writing by the holders of not less than 85% of the outstanding shares of Series C Preferred Stock, such holder agrees in writing to waive their Rights of First Offer with respect to such Pay-to-Play Financing. For purposes of this subsection 4(m)(i), each Pay-to-Play Holder’s “Pro Rata Share” shall be equal to the product of the aggregate dollar amount of equity securities offered in the Mandatory Offering times the fraction obtained by dividing (A) the sum of the total aggregate liquidation preference (as calculated pursuant to Section 2 of this Article IV(B)) for all of the shares of Preferred Stock then held by such Pay-to-Play Holder by (B) the sum of the total aggregate liquidation preference (as calculated pursuant to Section 2 of this Article IV(B)) of all then outstanding shares of Preferred Stock (such fraction, the “Pro Rata Fraction”); provided, however, in no event shall the Pay-to-Play Holders be required to purchase more than an aggregate of $6,000,000 worth of equity securities in a Mandatory Offering and in the event that the aggregate Pro Rata Share of the Pay-to-Play Holders would otherwise equal more than $6,000,000, the aggregate Pro Rata Share shall be deemed to be $6,000,000 for purposes of the calculation of a Pay-to-Play Holder’s Pro Rata Share under this subsection 4(m)(i); provided further, however, in the event that a Pay-to-Play Holder’s Pro Rata Share of the equity securities in a Mandatory Offering exceeds the amount of equity securities available to such Pay-to-Play

Holder for purchase in a Mandatory Offering (such amount the “Mandatory Offering Amount”) as a result of the exercise by other Pay-to-Play Holders of the Right of First Offer set forth in the Rights Agreement, the failure of such Pay-to-Play Holder to purchase its full Pro-Rata Share shall not result in such Pay-to-Play Holder being deemed a Non-Participating Holder or in the Special Mandatory Conversion of such Pay-to-Play Holder’s shares of Preferred Stock as long as such Pay-to-Play Holder purchases its entire Mandatory Offering Amount. Upon a Special Mandatory Conversion pursuant to this subsection 4(m)(i), the shares of Preferred Stock so converted shall be cancelled and not subject to reissuance. Notwithstanding anything to the contrary in the Certificate, a Pay-to-Play Financing shall not be subject to the protective provisions set forth in Article IV, Section (B)(6) of the Certificate; and
          (ii) The holder of any shares of Preferred Stock converted pursuant to this subsection 4(m) shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Common Stock to be issued and such holder shall be deemed to have become a stockholder of record of Common Stock on the Mandatory Offering Date unless the transfer books of this corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of Common Stock on the next succeeding date on which the transfer books are open.
     5. Voting Rights
     (a) General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Common Stock or as required under the Delaware General Corporation Law, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
     (b) Voting for the Election of Directors. As long as any shares of Series A Preferred Stock are outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors. As long as any shares of Series B Preferred Stock are outstanding, the holders of such shares of Series B Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors. As long as any shares of Series C Preferred Stock or Series C-1 Preferred Stock are outstanding, the holders of such shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class and not as separate series) shall initially be entitled to elect two (2) directors of this corporation at any election of directors. The holders of outstanding Common Stock shall be entitled to elect one (1) director of this corporation at any election of directors. The holders of Common Stock and Series A Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect one (1) director of this corporation at any election of directors. The holders of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect one (1) director of this corporation at any election of directors.
     Upon the vote of a majority of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class and not as separate series), the holders of such shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to elect an additional two (2) directors of this corporation at any election of directors.
     Any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of the Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.
     6. Protective Provisions
     (a) Subject to the provisions of Article IV, Section (B)(4)(m)(i), of this Certificate, so long as at least 1,200,000 shares of Series C Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock not held by MPM Capital or any of its affiliates or their respective transferees (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock):
          (i) consummate a Liquidation Event;
          (ii) alter, amend or change this corporation’s Certificate of Incorporation (whether by merger, reorganization, consolidation or otherwise);

          (iii) alter, amend or change this corporation’s Bylaws in a manner that adversely affects holders of the Series C Preferred Stock;
          (iv) change (other than by conversion pursuant to Section 4 hereof) the total number of authorized shares of Preferred Stock or designate or issue any additional shares of Preferred Stock;
          (v) authorize, designate or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series C Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Series C Preferred Stock designated in this Certificate (including any security convertible into or exercisable for such shares of Series C Preferred Stock);
          (vi) designate any of the available undesignated shares of the corporation to create a class or series of stock having a preference over, or being on a parity with, the Series C Preferred Stock with respect to dividends, liquidation or redemption;
          (vii) declare or pay any dividend on, or make any other distribution with respect to, any shares of capital stock at any time created and issued ranking junior to the Series C Preferred Stock with respect to dividends, liquidation or redemption;
          (viii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;
          (ix) acquire any other company or business (whether by purchase of assets, merger or otherwise);
          (x) change the nature of the corporation’s business;
          (xi) incur indebtedness for money borrowed exceeding $5,000,000 in the aggregate from recognized commercial lending institutions; or
          (xii) cause or permit any subsidiary to do any of the foregoing.
     (b) Subject to the provisions of Article IV, Section (B)(4)(m)(i), of this Certificate, so long as at least 1,500,000 shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C-1 Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock (voting together as a single class and not as separate series and on an as-converted basis):

          (i) consummate a Liquidation Event at any time prior to July 28, 2005;
          (ii) alter, amend or change this corporation’s Bylaws in a manner that adversely affects holders of the Series C-1 Preferred Stock, Series B Preferred Stock or Series A Preferred Stock;
          (iii) alter or change the rights, preferences or privileges of the shares of Series C-1 Preferred Stock, whether by amendment of this corporation’s Certificate of Incorporation or otherwise, so as to affect adversely the shares of Series A Preferred Stock, Series B Preferred Stock or Series C-1 Preferred Stock;
          (iv) change (other than by conversion pursuant to Section 4 hereof) the total number of authorized shares of Preferred Stock or designate or issue any additional shares of Preferred Stock;
          (v) authorize, designate or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C-1 Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Series C Preferred Stock or Series C-1 Preferred Stock designated in this Certificate (including any security convertible into or exercisable for such shares of Series C Preferred Stock or Series C-1 Preferred Stock);
          (vi) designate any of the available undesignated shares of the corporation to create a class or series of stock having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock or Series C-1 Preferred Stock with respect to dividends, liquidation or redemption;
          (vii) declare or pay any dividend on, or make any other distribution with respect to, any shares of capital stock at any time created and issued ranking junior to the Series A Preferred Stock, Series B Preferred Stock or Series C-1 Preferred Stock with respect to dividends, liquidation or redemption;
          (viii) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;
          (ix) acquire any other company or business (whether by purchase of assets, merger or otherwise);
          (x) change the nature of the corporation’s business;

          (xi) incur indebtedness for money borrowed exceeding $5,000,000 in the aggregate from recognized commercial lending institutions; or
          (xii) cause or permit any subsidiary to do any of the foregoing.
     7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.
     C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).
     1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.
     2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.
     3. Redemption. The Common Stock is not redeemable at the option of the holder.
     4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
ARTICLE V
     Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend, and rescind any or all of the Bylaws of this corporation.
ARTICLE VI
The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation and the Rights Agreement. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VII
     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
     Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
ARTICLE VIII
     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer as of this 22nd day of March, 2005.

RESTORE MEDICAL, INC.

By:	/s/ Susan L. Critzer

Name: Susan L. Critzer
Title: President